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Exhibit 99.1

CONSENT OF PIPER JAFFRAY & CO

        We hereby consent to the inclusion of and reference to our opinion dated August 21, 2018, to the Board of Directors of MidWestOne Financial Group, Inc. ("MidWestOne") as Appendix C to the joint proxy statement/prospectus which forms part of the Amendment No. 1 to Registration Statement on Form S-4 (the "Registration Statement"), relating to the proposed merger of ATBancorp with and into MidWestOne (the "Merger"), and to the references to such opinion in such joint proxy statement/prospectus under the headings "Summary—Opinion of MidWestOne's Financial Advisor," "The Merger—Background of the Merger," "The Merger—Recommendation of the MidWestOne Board of Directors and Reasons for the Merger," and "The Merger—Opinion of MidWestOne's Financial Advisor." By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

PIPER JAFFRAY & CO.
By:
PIPER JAFFRAY & CO.
November 28, 2018

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  Exhibit 99.1
CONSENT OF PIPER JAFFRAY & CO